UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: September 26, 2006


                          CREATIVE EATERIES CORPORATION
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


       000-21753                                         88-0263701
(Commission File Number)                    (IRS Employer Identification Number)


                           Frank Holdraker, President
             7702 E Doubletree Ranch Suite 300, Scottsdale, AZ 85258
                    (Address of principal executive offices)


                                 (480) 905-5550
              (Registrant's telephone number, including area code)

ITEM 8.01 OTHER EVENTS

On September 21, 2006, the Company's Board of Directors approved a one for five (1:5) reverse split of the Company's common stock, an increase in the Company's authorized shares from 100 million to 200 million, to change the Company's name to Diner's Acquisition Corp., and authorized 10 million shares of a new class of Preferred Series stock at $10 per shares having a conversion rate of one preferred share into four common shares and each share paying a dividend of 10% APR. Shareholders representing a majority of 84.5% of the shares outstanding have voted in favor of the Boards decision.

Since the Company's last quarterly report for the period ending June 30, 2006, the Company has issued an additional 52,330,589 shares of the Company's restricted common stock. The shares were issued in exchange for $589,875.13 of debt. The Company currently has 93,934,913 shares outstanding.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: September 26, 2006


                              Creative Eateries Corporation


                              By: /s/ Frank Holdraker
                                 -------------------------------
                                 Frank Holdraker, President